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As filed with the Securities and Exchange Commission on March 26, 2003.

Registration No. 333-102910

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIMPSON MANUFACTURING CO., INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3196943
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

4120 Dublin Blvd., Suite 400
Dublin, CA 94568
(925) 560-9000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Michael J. Herbert
Chief Financial Officer
Simpson Manufacturing Co., Inc.
4120 Dublin Blvd., Suite 400
Dublin, CA 94568
(925) 560-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Douglas L. Hammer, Esq.
Shartsis, Friese & Ginsburg LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
(415) 421-6500

                                           Approximate date of commencement of proposed sale to the public:
        This post-effective amendment removes from registration those shares of Common Stock that remain unsold hereunder as of the effective date hereof.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

        The Selling Stockholder completed the sale to the public of an aggregate of 1,202,690 shares of Common Stock of the Registrant pursuant to a Registration Statement filed with the Securities and Exchange Commission on February 14, 2003 (Registration No. 333-102910), and 797,310 shares of Common Stock remain available for sale thereunder.

        Pursuant to an undertaking in Item 17 of the Registration Statement filed with the Securities and Exchange Commission, the Registrant hereby removes from registration 797,310 shares of the Common Stock of the Registrant.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 to Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on March 26, 2003.

SIMPSON MANUFACTURING CO., INC.
By:	/s/ MICHAEL J. HERBERT Michael J. Herbert Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. HERBERT Michael J. Herbert	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 26, 2003
THOMAS J FITZMYERS Thomas J Fitzmyers	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2003
BARCLAY SIMPSON Barclay Simpson	Chairman of the Board of Directors	March 26, 2003
EARL F. CHEIT Earl F. Cheit	Director	March 26, 2003
STEPHEN B. LAMSON Stephen B. Lamson	Vice President and Director	March 26, 2003
PETER N. LOURAS, JR. Peter N. Louras, Jr.	Director	March 26, 2003
SUNNE WRIGHT MCPEAK Sunne Wright McPeak	Director	March 26, 2003
BARRY LAWSON WILLIAMS Barry Lawson Williams	Director	March 26, 2003

By:	/s/ MICHAEL J. HERBERT Attorney-in-Fact

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TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES